Exhibit 99.1

DESCRIPTION OF COMMON STOCK

General

As of February 21, 2011, our authorized capital stock consists of 9,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.  As of February 21, 2011, 3,605,320 shares of common stock were issued and outstanding and none of our preferred stock was issued and outstanding. Our common stock trades on the OTC Bulletin Board under the symbol “ITEX.OB.”  There were 610 holders of record of our common stock as of February 21, 2011.

Each share of common stock has the same rights, privileges and preferences.  Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders.  Holders are not entitled to cumulate their votes for the purpose of electing directors.  Generally, matters to be decided by the stockholders will be decided by the vote of holders of a majority of the outstanding shares of our common stock entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present, unless the question is one upon which by express provision of the statutes, or the articles or the bylaws, a different vote is required.  Directors are elected by a plurality of the votes cast.

Holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.  Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to receive ratably our net assets available for distribution after the payment of all of our liabilities and the liquidation preferences of any outstanding preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue at any time, including in the future. No registration rights have been granted with respect to our outstanding shares of common stock.

Limitation on Liability and Indemnification Matters

Our bylaws provide for indemnification of our directors, officers, employees and agents to the fullest extent permitted by Nevada law.  Our directors and officers also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by us for such purpose.  We maintain directors’ and officers’ insurance to cover our directors and officers for specific liabilities, including coverage for public securities matters.

Section 78.138 of the NRS generally eliminates or limits the personal liability of a director or officer to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  NRS Section 78.300 further provides for liability of directors for unlawful distributions to stockholders.

NRS Section 78.751 enables a corporation in its articles of incorporation, bylaws or by agreement to provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding.  We have entered into separate indemnification agreements with our current executive officers and directors which include provisions providing for mandatory indemnification and for advancement of expenses by ITEX in the event of actions or proceedings against them.

Certain Anti-Takeover Effects of Provisions of our Bylaws and Nevada Law

Certain provisions in our bylaws and Nevada law may make it more difficult to acquire control of the Company.  These provisions could deprive stockholders of opportunities to realize a premium on the shares of common stock owned by them.  In addition, these provisions may adversely affect the prevailing market price of our common stock.  These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors; discourage transactions which may involve an actual or threatened change in control of ITEX; discourage tactics that may be used in proxy fights; and encourage persons seeking to acquire control of ITEX to consult first with the board of directors to negotiate the terms of any proposed business combination or offer.  These provisions include those described in the following sections:

Number of Directors; Filling Vacancies; Removal

Our bylaws permit the size of our board of directors to be increased or decreased by the directors. Our bylaws provide that vacancies on the board of directors may be filled by a majority of the board of directors then in office, even if less than a quorum, or by the sole remaining director.  In accordance with Nevada law, a director may be removed from office by affirmative vote of the holders of two-thirds of the voting power of the outstanding shares entitled to vote for the election of such director.  Accordingly, the Board may temporarily prevent a stockholder with minority representation on the board of directors from obtaining majority representation on the board by enlarging the board of directors and filling the new directorships with its own nominees.

Advance Notice Procedures for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must first provide timely notice to the Company in writing. To be timely, a stockholder’s notice generally must be delivered to, and received at, our principal executive offices not less than 90 nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.  However, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be delivered not later than the 60th day prior to the annual meeting or the 15th day following the date on which the public announcement of the meeting is first made.  Our bylaws also specify requirements as to the form and content of a stockholder’s notice.  Although the bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Authorized but Unissued Shares of Common Stock

The authorized but unissued shares of common stock are available for future issuance without stockholder approval except as may be required by applicable stock exchange rules or Nevada law.  These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of ITEX by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our stockholders for issuance of common stock unless our board of directors believes that approval is advisable or is required by applicable stock exchange rules or Nevada law.

Cumulative Voting

Our bylaws do not authorize our stockholders to cumulate voting in the election of directors.  As a result, a stockholder may not aggregate his or her votes for a single director.

Ability to Call Special Meeting and Stockholder Action by Written Consent

Our bylaws limit the ability to call special meetings of our stockholders to the board of directors, the chairman of the board of directors or the chief executive officer of the Company.  Accordingly, special meetings of stockholders may not be called by stockholders.  Our bylaws provide that stockholders may only take action at a duly called annual or special meeting of stockholders, and may not take action by written consent without a meeting.  The provision that does not allow stockholders to call special meetings and the provision prohibiting stockholder action by written consent may delay consideration of a stockholder proposal until the next annual meeting (unless a special meeting is called).

Nevada Anti-Takeover Law

Business Combination Statute

We are subject to Sections 78.411 through 78.444 of the Nevada Revised Statutes, which prohibits an interested stockholder from engaging in a business combination with a corporation for three years after the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.  If this approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated if the combination is then approved by the affirmative vote of the holders of a majority of the outstanding voting power not beneficially owned by the interested stockholder or any affiliate or associate thereof.  Alternatively, even without these approvals, a combination occurring more than three years after the person first became an interested stockholder may be permissible if specified requirements relating to the consideration to be received by disinterested stockholders are met, and the interested stockholder has not, subject to limited exceptions, become the beneficial owner of additional voting shares of the corporation.  An interested stockholder is (1) a person that beneficially owns, directly or indirectly, ten percent or more of the voting power of the outstanding voting shares of a corporation, or (2) an “affiliate” or “associate” (as those terms are defined in the statute) of the corporation who, at any time within the past three years, was an interested stockholder of the corporation.

A Nevada corporation may opt out of this statute through an amendment to its articles of incorporation adopted by the affirmative vote of the holders, other than interested stockholders and their affiliates and associates, of a majority of the outstanding voting power of the corporation, excluding the voting shares of interested stockholders and their affiliates and associates, provided that such an amendment will not become effective until 18 months after its adoption and will not apply to any person who became an interested stockholder on or prior to its adoption.  ITEX has not adopted any such amendment.

Control Share Acquisitions

Nevada’s Control Share Statute, Sections 78.378 through 78.3793 of the Nevada Revised Statutes, prohibits persons acquiring a significant number of shares of a Nevada corporation from voting those shares without the cooperation of the board of directors or a vote of the other stockholders of the corporation.  If a stockholder vote is held and full voting rights are accorded to the shares of a person who has acquired a majority or more of the voting power of a corporation, stockholders who do not vote in favor of the grant of such voting rights may have the right to dissent and receive “fair value” for their shares pursuant to Nevada law.

ITEX has not adopted a provision in its articles of incorporation or bylaws opting out of the application of the Nevada Control Share Statute.  If ITEX conducts business in Nevada and is an issuing corporation, as defined in the statute, it would be governed by the Nevada Control Share Statute.

Consideration of Other Constituencies

Nevada law specifically provides that the directors of a corporation may, in exercising their powers with a view to the interests of the corporation, consider the interests of employees, suppliers, creditors and customers of the corporation, the economy of the state and the nation, the interests of the community and of society and the long-term and short-term interests of the corporation and its stockholders in considering whether to resist a change or potential change in control of the corporation and determining that a potential change is opposed to or not in the best interest of the corporation.

Articles of Incorporation Provisions

Under Nevada law, directors have the right to sell, lease or exchange all of the property and assets of the Company, when authorized by the affirmative vote of the holders of at least a majority of the voting power.  The Company’s articles of incorporation, as amended, provide that directors may dispose of all the property of the Company when authorized by the affirmative vote of the holders of sixty percent (60%) of the issued and outstanding capital stock.

Preferred Stock

Our board of directors is authorized, subject to limitations imposed by Nevada law, to issue up to a total of 5,000,000 shares of preferred stock in one or more series, without stockholder approval.  Our board is authorized to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions.

The foregoing description of our common stock and the material provisions of our amended and restated articles of incorporation, and our amended and restated bylaws are only summaries and we encourage you to review complete copies of our amended and restated articles of incorporation and bylaws, which we have previously filed with the SEC.